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                                                                     EXHIBIT 4.2
                                 SPINCYCLE, INC.

                                -----------------

                12-3/4% SENIOR DISCOUNT NOTES DUE 2005, SERIES B


CUSIP No. __________
No. ________________                                                $

            SPINCYCLE, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on May 1, 2005, at the office or agency of the Company referred to below. The Notes are unsecured senior obligations of the Company, limited to $144,990,000 aggregate principal amount at maturity, and will mature on May 1, 2005. Except as described below under "Registration Rights", no cash interest will accrue on the Notes prior to May 1, 2001, although for U.S. federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a Holder as such discount accrues from the issue date of the Notes through May 1, 2005. Cash interest will accrue on the Notes at the rate per annum shown above from May 1, 2001, or from the most recent date to which interest has been paid or provided for, payable semi-annually to Holders of record at the close of business on the April 15 or October 15 immediately preceding the interest payment date on May 1 and November 1 of each year, commencing November 1, 2001 (each, an "Interest Payment Date"). The Company will pay interest on overdue principal at 1% per annum in excess of such rate, and it will pay interest on overdue installments of cash interest at such higher rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on April 15 and October 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Note Register. Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.


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            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                 [Remainder of Page Intentionally Left Blank]


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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                          SPINCYCLE, INC.


                                By:_________________________________
                                     Name:
                                     Title:

                                By:_________________________________
                                     Name:
                                     Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the 12-3/4% Senior Discount Notes due 2005, Series B, referred to in the within-mentioned Indenture.

                                    NORWEST BANK MINNESOTA, N.A., as Trustee

                                    By:________________________________________
                                           Authorized Signature


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                                [REVERSE OF NOTE]

            1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 12-3/4% Senior Discount Notes due 2005, Series B (herein called the "Initial Notes"). The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount at maturity to $144,990,000, which may be issued under an indenture (herein called the "Indenture") dated as of April 29, 1998, by and between the Company and Norwest Bank Minnesota, N.A., as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes (including the Exchange Notes referred to below), issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture.

            All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

            The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

            No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

            2. Optional Redemption. Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Company prior to May 1, 2002. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

                                                     Redemption
                Period                                  Price
                ------                                  -----
                2002...............................    106.375%

                2003...............................    103.188%

                2004 and thereafter................    100.000%

            In addition, at any time and from time to time prior to May 1, 2001, the Company may redeem in the aggregate up to 35% of the Accreted Value of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price of 112.750% of the Accreted Value; provided, however, that at least $94.2 million aggregate principal amount at maturity of the Notes must remain outstanding after each such redemption.

            In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair


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and appropriate, although no Note of $1,000 in principal amount at maturity or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

            3. Offers to Purchase. Sections 10.10 and 10.15 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in the Indenture.

            4. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

            5. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

            6. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of Accreted Value of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages of Accreted Value of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of this Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            7. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 principal amount at maturity and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


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            8. Persons Deemed Owners. Prior to and at the time of due
presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

            9. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

            The Company will furnish to any Holder of a Note upon written request and without charge a copy of this Indenture. Requests may be made to:
SPINCYCLE, INC., 15990 North Greenway/Hayden Loop, Suite 400, Scottsdale, Arizona 85260.


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                                 ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Insert assignee's social security or tax ID number)____________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

Date:  ______________       Your signature:____________________________
                                          (Sign exactly as your name appears
                                          on the other side of this Note)


                                       By:_________________________________
                                           NOTICE:  To be executed
                                           by an executive officer


Signature Guarantee:____________________________________


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                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Note purchased by the Company pursuant to
Section 10.10 or 10.15 of the Indenture, check the appropriate box:

                   Section 10.10 [   ]
                   Section 10.15 [   ]

            If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.10 or 10.15 of the Indenture, state the amount:

            $__________________________________________________________________
________________________________________________________________________________


Date:_____________________       Your signature:________________________________
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note)

                                               By:______________________________
                                                  NOTICE:  To be executed
                                                  by an executive officer


Signature Guarantee:_________________________________________


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